UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2016

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2016, Capstone Turbine Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers (i) in a registered offering, 3,600,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and pre-funded Series B warrants to purchase up to 2,700,000 shares of Common Stock, which will be sold in lieu of Common Stock to those Purchasers whose purchase of Common Stock in the offering otherwise would result in the Purchaser beneficially owning more than 9.99% of the Company’s outstanding Common Stock following the completion of the offering (“Series B Warrants”); and (ii) in a concurrent private placement, Series A warrants to purchase up to 6,300,000 shares of Common Stock (“Series A Warrants”).

Pursuant to a placement agent agreement, dated as of October 18, 2016 (the “Placement Agent Agreement”), the Company engaged Oppenheimer & Co. Inc. as the lead placement agent for the offering and Roth Capital Partners, LLC as co-placement agent for the offering (collectively, the “Placement Agents”). The Company has agreed to pay the Placement Agents a placement agent fee equal to 6.7% of the aggregate purchase price of the securities sold in this offering. The Company also has agreed to reimburse the Placement Agents for certain of their expenses, in an amount equal to $10,000, as set forth in the Placement Agent Agreement.

Each share of Common Stock will be sold at a price of $1.20. Each Series B Warrant will have an exercise price of $1.20 per share of Common Stock, $1.19 of which will be pre-funded at closing and $0.01 of which will be payable upon exercise. Each Series A Warrant will have an initial exercise price of $1.34 per share of Common Stock, and the exercise price (but not the number of underlying shares of Common Stock) will be subject to a “full ratchet” anti-dilution adjustment if the Company issues or is deemed to have issued securities during the two and one-half year period following the issuance of the Series A Warrants at a price lower than the then-applicable exercise price.

The net proceeds to the Company from the offering, after deducting the placement agent fees and other estimated offering expenses, are expected to be approximately $6.8 million, without giving any effect to any exercise of the Series B Warrants or any sale or exercise of the Series A Warrants. The Company intends to use the proceeds from the offering to fund general working capital requirements and for other general corporate purposes. The closing of the offering is expected to take place on or about October 21, 2016, subject to the satisfaction of customary closing conditions.

The Purchase Agreement and the Placement Agent Agreement contain customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Placement Agent Agreement were made only for purposes of the applicable agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company is offering the Common Stock, the Series B Warrants and the Common Stock issuable upon exercise of the Series B Warrants pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-203431) declared effective by the Securities and Exchange Commission on June 23, 2015, a related prospectus dated June 23, 2015 and a prospectus supplement to be dated October 18, 2016. The Company is offering the Series A Warrants and the Common Stock issuable upon exercise of the Series A Warrants in a private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, and neither the Series A Warrants  nor the Common Stock issuable upon exercise thereof are being registered under the Securities Act or offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-203431) or by means of the related prospectus dated June 23, 2015 or prospectus supplement to be dated October 18, 2016.

The foregoing descriptions of the Purchase Agreement, the Placement Agent Agreement , the Series B Warrants and the Series A Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which will be filed as exhibits to a subsequent Current Report on Form 8-K on or before October 21, 2016 and will be incorporated therein by reference. The legal opinion of Waller Lansden Dortch & Davis, LLP relating to the Common Stock and the Series B Warrants to be sold in the registered portion of the offering also will be filed as an exhibit to the subsequent Current Report on Form 8-K.

Item 8.01 Other Events

Certain Preliminary Financial Results

Below is a summary of certain preliminary estimates regarding the Company’s financial results for the quarter ended September 30, 2016. This preliminary financial information is based upon the Company’s estimates and is subject to completion of the Company’s financial closing procedures. Moreover, this preliminary financial information has been prepared solely on the basis of information that is currently available to, and that is the responsibility of, management. Our independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this information. This preliminary financial information is not a comprehensive statement of our financial results for the quarter ended September 30, 2016 and remains subject to, among other things, the completion of our financial closing procedures, final adjustments, and completion of our internal review and the review by our independent registered public accounting firm of our financial statements for the quarter ended September 30, 2016, which may materially impact the results and expectations set forth below.

•                  The Company’s estimated revenue for the quarter ended September 30, 2016 is approximately $15 million compared to $17.9 million for the quarter ended September 30, 2015. The Company estimates that its gross margin for the quarter ended September 30, 2016 will be less than its gross margin of 11% of revenue for the quarter ended September 30, 2015.

•                  The Company is estimated to have received and booked new product orders totaling approximately $8 million during the quarter ended September 30, 2016, representing a 1:1 book-to-bill ratio, compared to $8.4 million of new product orders received and booked during the quarter ended September 30, 2015 which represented a 0.7:1 book-to-bill ratio.

•                  The Company’s estimated cash and cash equivalents, including restricted cash, as of September 30, 2016 are approximately $16 million compared to $16.7 million as of March 31, 2016.

•                  The Company’s estimated outstanding borrowings under its revolving credit facility as of September 30, 2016 were approximately $6 million compared to $9.5 million as of March 31, 2016.

Press Release

The Company’s press release announcing the pricing of the offering is filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99	Press Release dated October 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 18, 2016	By:	/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit	Description

99	Press Release dated October 18, 2016